   As filed with the Securities and Exchange Commission on September 3, 1998
                                              Registration No. 333-_____________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------
                                DTM CORPORATION
            (Exact name of registrant as specified in its charter)
             TEXAS                                         74-248705
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)
             1611 HEADWAY CIRCLE, BUILDING 2, AUSTIN, TEXAS 78754
              (Address of principal executive offices) (Zip code)

                            -----------------------
                              THE DTM CORPORATION
                            1998 STOCK OPTION PLAN
                           (Full title of the Plans)

                            -----------------------
                              GEOFFREY W. KREIGER
                                DTM CORPORATION
             1611 HEADWAY CIRCLE, BUILDING 2, AUSTIN, TEXAS 78754
                    (Name and address of agent for service)
                                (512) 339-2922
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                            J. Matthew Lyons, Esq.
                        BROBECK, PHLEGER & HARRISON LLP
                        301 Congress Avenue, Suite 1200
                              Austin, Texas 78701
                           Facsimile: (512) 477-5813

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed     Proposed
    Title of                      Maximum      Maximum
   Securities       Amount       Offering     Aggregate    Amount of
      to be         to be         Price       Offering    Registration
   Registered    Registered(1)  per Share(2)  Price(2)        Fee
   ----------    -------------  ------------  --------        ---

Common Stock,
$0.0002 par
value           300,000 shares     $1.44      $432,000      $127.44

================================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the DTM Corporation 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 31, 1998 as reported by the Nasdaq National Market.

================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

          DTM Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 12, 1998; and

     (d) The Registrant's Registration Statement No. 000-20993 on Form 8-A, filed with the Commission on July 11, 1996, as amended on April 28, 1997, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel

          Not applicable.

Item 6. Indemnification of Directors and Officers

          The Registrant's Amended and Restated Articles of Incorporation include provisions to permit the Registrant to indemnify its directors and officers to the fullest extent permitted by Texas law. Article 2.02-1 of the Texas Business Corporation Act makes provision for the indemnification of officers and directors in terms sufficiently broad as to include indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). In addition, as permitted by Article 2.02-1 of the Texas Business Corporation Act, the Registrant's Amended and Restated Articles of Incorporation of the Registrant provide that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for acts or omissions in the director's capacity as such, except for liability (i) for breach of a duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for receipt of improper benefits, (iv) where liability is expressly provided for by statute or (v) for unlawful stock repurchases or dividend payments. The Registrant's Amended and Restated Articles of Incorporation further provide that directors receive the benefit of any future amendment to Texas statutes that further limits the liability of a director.

          Directors who are also employees of The B.F.Goodrich Company ("BFGoodrich") are entitled to indemnification pursuant to BFGoodrich's bylaws. Furthermore, BFGoodrich's bylaws provide for discretionary indemnification for certain other persons acting as officers or directors of its subsidiaries.

          The Underwriting Agreement, dated May 2, 1997, between the Registrant and A.G. Edwards & Sons, inc. and Ladenburg Thalmann & Co. Inc., as representatives of the several underwriters listed on Schedule II thereto, provides for indemnification by the Underwriters of the Registrant, the Selling Shareholders named therein (including BFGoodrich) and the Registrant's officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 7. Exemption from Registration Claimed

          Not applicable.

Item 8. Exhibits

Exhibit Number  Exhibit
--------------  -------

     4          Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 000-20993 on Form 8-
                A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
     5.1        Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Ernst & Young LLP, Independent Auditors.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
     99.1*      DTM Corporation 1998 Stock Option Plan.
     99.2       Form of Stock Option Agreement.

     * Exhibit 99.1 is incorporated herein by reference to Exhibit 10.21, respectively, on Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 12, 1998.

Item 9. Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 31st day of August 1998.

                                    DTM CORPORATION

                                    By:  /s/ John S. Murchison, III
                                         --------------------------------------
                                             John S. Murchison, III
                                             Chief Executive Officer, President
                                             and Director


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of DTM Corporation, a Texas corporation, do hereby constitute and appoint John S. Murchison III and Geoffrey W. Kreiger and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                      Date
----------                              -----                      ----


/s/  John S. Murchison, III    Chief Executive Officer,       August 31, 1998
-----------------------------  President and Director
     John S. Murchison, III    (Principal Executive Officer)



/s/  Les C. Vinney             Chairman of the Board          August 31, 1998
----------------------------   and Director
     Les C. Vinney

Signatures                              Title                     Date
----------                              -----                     ----


/s/  Geoffrey W. Kreiger      Controller, Treasurer and      August 31, 1998
----------------------------  Secretary
     Geoffrey W. Kreiger      (Principal Financial and
                              Accounting Officer)


/s/  Marshall O. Larsen       Director                       August 31, 1998
----------------------------
     Marshall O. Larsen


                              Director                       August __, 1998
----------------------------
     Robert D Koney


/S/  Thomas G. Ricks          Director                       August 31, 1998
----------------------------
     Thomas G. Ricks


                              Director                       August __, 1998
----------------------------
     Alexander MacLachlan

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                                DTM CORPORATION

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number  Exhibit
--------------  -------

  4             Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 000-20993 on Form 8-
                A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
  5.1           Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1           Consent of Ernst & Young LLP, Independent Auditors.
 23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
 24             Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
 99.1*          DTM Corporation 1998 Stock Option Plan.
 99.2           Form of Stock Option Agreement.

 * Exhibit 99.1 is incorporated herein by reference to Exhibit 10.21, respectively, on Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 12, 1998.